UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

January 25, 2017
Date of Report (Date of Earliest Event Reported)

HEWLETT PACKARD ENTERPRISE COMPANY
(Exact name of registrant as specified in its charter)

DELAWARE	001-37483	47-3298624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 HANOVER STREET, PALO ALTO, CA		94304
(Address of principal executive offices)		(Zip code)

(650) 687-5817
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2017, the Board of Directors (the "Board") of Hewlett Packard Enterprise Company (“HPE”), upon the recommendation of its HR and Compensation Committee, approved an amendment to the Hewlett Packard Enterprise Company 2015 Stock Incentive Plan (the “2015 Plan”), including, among other modifications, a reduction in the aggregate number of shares of stock of HPE available to be subject to grants made pursuant to the 2015 Plan from 260 million to 210 million.

Plan Summary

The 2015 Plan is intended to encourage ownership in HPE by key personnel whose long-term employment is considered essential to HPE’s continued progress, and thereby encourage grant recipients to act in the interest of HPE’s stockholders and share in HPE’s success.  The 2015 Plan authorizes awards of stock options, stock appreciation rights, restricted stock, restricted stock units and cash awards. The 2015 Plan is designed to enable HPE to provide certain forms of performance-based compensation to senior executive officers that will meet the requirements for tax deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).  The terms of each award granted under the 2015 Plan (e.g., vesting, expiration date and performance requirements) are governed by the provisions of the 2015 Plan and the relevant award agreement.

The 2015 Plan is administered by the Board, one or more committees of the Board, or their delegates (the “Administrator”), although the HR and Compensation Committee of the Board serves as the Administrator for the executive officers of HPE.  Among other things, the Administrator has the power to: construe and interpret the 2015 Plan; make rules and regulations relating to the administration of the 2015 Plan; select participants; and establish the terms and conditions of awards.

Any employee of HPE or any of its subsidiaries, including any officer of HPE, is eligible to be granted an award under the 2015 Plan. Non-employee directors of HPE are also eligible to be granted awards under the 2015 Plan. The selection of participants and the nature and size of awards provided under the 2015 Plan is within the discretion of the applicable Administrator.

The 2015 Plan will remain in effect until October 8, 2025, unless sooner terminated by the Administrator. Any such termination will not affect awards then outstanding.

Amendment Summary

In addition to the reduction of the number of shares of stock of HPE available to be subject to grants made pursuant to the 2015 Plan from 260 million to 210 million, the 2015 Plan was also amended to (1) clarify that while dividends will accrue on unvested stock grants (including stock units), in no case will accrued dividends be paid until vesting of the underlying shares or units occurs, (2) clarify that an unvested stock option can be exercisable for restricted stock that is subject to the same vesting requirements as the related stock, but only if permitted by the relevant award agreement, and (3) make certain other changes that are not material.

The foregoing description of the 2015 Plan and the January 25, 2017, amendment is qualified in its entirety by reference to the provisions of the 2015 Plan (as amended), which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

Exhibit 10.1	Hewlett Packard Enterprise Company 2015 Stock Incentive Plan, amended and restated January 25, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT PACKARD ENTERPRISE COMPANY

DATE: January 30, 2017	By:	/s/ RISHI VARMA
	Name:	Rishi Varma
	Title:	Senior Vice President, Deputy General Counsel and Assistant Secretary